Exhibit 5.1
July 30, 2009
The St. Joe Company
245 Riverside Avenue, Suite 500
Jacksonville, FL 32202

Re:	The St. Joe Company 2009 Employee Stock Purchase Plan
Registration Statement on Form S-8
Ladies and Gentlemen:
I am General Counsel and Corporate Secretary of The St. Joe Company, a Florida corporation (the “Company”). The Company is filing a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to 70,000 shares (the “Shares”) of the Company’s Common Stock, no par value (the “Common Stock”), which may be issued pursuant to the Company’s 2009 Employee Stock Purchase Plan.
I have examined all instruments, documents and records which I deemed relevant and necessary for the basis of my opinion hereinafter expressed. In such examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies.
Based on such examination, I am of the opinion that the Shares which may be issued under the Plan are duly authorized and, when issued in accordance with the provisions of the Plan, will be validly issued, fully paid and nonassessable.
I render no opinion herein as to matters involving the laws of any jurisdiction other than the laws of the United States of America and the Business Corporation Act of the State of Florida. I am an “authorized house counsel,” as defined by Rule 17-1.3 of the Rules Regulating the Florida Bar, of the Company and am not a member of The Florida Bar licensed to practice in the State of Florida. In rendering this opinion, I assume no obligation to revise or supplement this opinion should current laws, or the interpretations thereof, be changed.
I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Very truly yours,
/s/ Christine M. Marx
Christine M. Marx
General Counsel and Corporate Secretary